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                                                                    Exhibit 23.1

              Consent of Independent Certified Public Accountants

The Board of Directors
Essex Property Trust, Inc.;

We consent to incorporation by reference in the registration statement and related prospectus dated March 31, 1997 on Form S-3 of Essex Property Trust, Inc. of our report dated January 31, 1997, relating to the consolidated balance sheets of Essex Property Trust, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows of Essex Property Trust, Inc. and subsidiaries for the years ended December 31, 1996 and 1995, and the period June 13, 1994 through December 31, 1994 and of Essex Partners Properties (the "Predecessor") for the period January 1, 1994 through June 12, 1994 and the related financial statement schedule, which report appears in the December 31, 1996, annual report on Form 10-K of Essex Property Trust, Inc.

We also consent to the reference to our firm under the heading "Experts" in the prospectus.


KPMG PEAT MARWICK LLP

San Francisco, California
March 31, 1997

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